Exhibit (o)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Gary Klayn (with full power to each of them to act alone) as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the registration statement on Form N-2 of Kennedy Lewis Capital Company, including any and all pre-effective amendments and/or post-effective amendments or supplements thereto, and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ James Didden
James Didden	Chairperson, President and Trustee

/s/ Ankur Keswani
Ankur Keswani	Trustee

/s/ Doug Logigian
Doug Logigian	Trustee

/s/ Julian Markby
Julian Markby	Trustee

/s/ Catherine Smith
Catherine Smith	Trustee

Dated: April 30, 2026